Exhibit 16.1

Radin, Glass & Co., LLP
Certified Public Accountants
360 Lexington Avenue
New York, NY 10017
212.557.7505
Fax: 212.557.7591

March 2, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re:	Function (X) Inc. (formerly Gateway Industries, Inc.)
File Number: 0-13803

Dear Sirs/Madams:

We have read Item 4.01 of Function (X) Inc’s Form 8-K dated February 24, 2011 and we agree with the statements relating to Radin, Glass & Co., LLP made under Item 4.01 concerning our firm.

Yours truly,

/s/ Radin, Glass & Co., LLP
Certified Public Accountants